DEFA14A

PROXY STATEMENT PURSUANT TO SECTION 14 (a)

OF THE SECURITIES EXCHANGE ACT OF 1934

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[_]        Preliminary Proxy Statement

[_]        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[_ ]       Definitive Proxy Statement

[X]       Definitive Additional Materials

[_]        Soliciting Materials under Rule 14a-12

            The Dreyfus/Laurel Funds, Inc.

-          Dreyfus Core Equity Fund

            (Name of Registrant as Specified In Its Charter)

            (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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(3)        Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

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July 24, 2018

[Name]
[Address line 1]
[Address line 2]

Dear Shareholder:

We have tried unsuccessfully to obtain your vote, by phone or by mail, regarding a very important matter concerning Dreyfus Core Equity Fund. This matter pertains to merging Dreyfus Core Equity Fund into another Dreyfus-managed fund, Dreyfus Worldwide Growth Fund, which, among other things, has lower total expense ratios than Dreyfus Core Equity Fund. If the merger is approved, Dreyfus Core Equity Fund will no longer exist and you will become a shareholder of Dreyfus Worldwide Growth Fund. Each fund is sub-advised by Fayez Sarofim & Co. and the funds have the same portfolio management team.

We would really appreciate speaking with you regarding this matter. Please contact us before August 1, 2018. You can call us toll-free at (877) 478-5047 between 9:00 a.m. and 10:00 p.m. Eastern time Monday through Friday and Saturday from 10:00a.m. to 6:00 p.m. Eastern. The call will only take a few moments of your time and there is no confidential information required.

At the time of the call, please reference the number listed below.

ACCOUNT ID:	1234567898

For more information on the proposed merger, please refer to the prospectus/proxy statement previously sent to you. Our representatives also will be able to answer any questions you may have.

Thank you for your time and your support.